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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in this registration statement.

                                                 Arthur Andersen LLP

Indianapolis, Indiana
April 11, 1997